UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

ProShares Trust II
(Exact name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	(See Next Page) (I.R.S. Employer Identification No.)
7501 Wisconsin Ave, Suite 1000E Bethesda, MD 20814 (Address of principal executive officers)	20814 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:
Common units of beneficial interest, no par value, of
ProShares VIX Short-Term Futures ETF
Common units of beneficial interest, no par value, of
ProShares Ultra VIX Short-Term Futures ETF
Common units of beneficial interest, no par value, of
ProShares Short VIX Short-Term Futures ETF
Name of Each Exchange on which Each Class is to be so Registered: Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-238175
Securities to be registered pursuant to Section 12(g) of the Act: None.

ITEM 1. Description of Registrant’s Securities to be Registered.
A description of the common units of beneficial interest, no par value, of the below-listed series (each a “ Fund”) of ProShares Trust II (the “Trust”), to be registered hereunder is set forth in the Trust’s Registration Statement under the Securities Act of 1933 on Form S-3 (File No. 333-238175), which description is incorporated herein by reference as filed with the Securities and Exchange Commission, including any forms of prospectuses filed by the Funds pursuant to Rule 424(b) under the Securities Act.
This filing relates to the following Funds:
Fund Name	Tax ID Number
ProShares VIX Short-Term Futures ETF	27-2759594
ProShares Ultra VIX Short-Term Futures ETF	45-1448802
ProShares Short VIX Short-Term Futures ETF	45-1448905

ITEM 2. Exhibits
The Trust’s Amended and Restated Trust Agreement and Amendment Number 1 to the Amended and Restated Trust Agreement are included as Exhibits 4.1 and 4.1(a), respectively, to the Trust’s Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-238175), as filed with the Securities and Exchange Commission on August 4, 2020.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.
ProShares Trust II
Date: December 10, 2020	/s/Todd B. Johnson
Todd B. Johnson, Principal Executive Officer